Exhibit 10.5


                                 AGREEMENT AND
                        BILL OF TRANSFER AND ASSIGNMENT


         This AGREEMENT AND BILL OF TRANSFER AND ASSIGNMENT ("Bill of Transfer") is made as of this 1st day of October, 1996, between Cornerstone Advisors, Inc., a Virginia corporation (the "Company"), and Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "Acquiror").

                                    RECITALS

         A. The Company was engaged to serve as "Advisor" to the Acquiror pursuant to an Advisory Agreement dated July 1, 1994 between the Company and the Acquiror (the "Advisory Agreement") in exchange for payment by the Acquiror of quarterly asset management fees.

         B. The Company has agreed to transfer all of the material assets of the Company (consisting of the Company's rights and interests in, to and under the Advisory Agreement) to the Acquiror for $100.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

         1. The Company hereby transfers, conveys, assigns and delivers to the Acquiror all of the material assets of the Company as follows: All of the Company's rights and interests in, to and under the Advisory Agreement (collectively, the "Transferred Assets"). The Company hereby represents, and the Acquiror hereby acknowledges, that the Transferred Assets are

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free of any liens and other encumbrances and comprise all of the material assets of the Company. Further, the Company acknowledges that it is entitled only to asset management fees under the Advisory Agreement earned during the period preceding September 1, 1996.

         2. In exchange for the Transferred Assets the Acquiror shall pay the Company $100 in cash.

         3. Except as set forth in Paragraph 4 below, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto any remedy or claim.

         4. The provisions of this Agreement are intended to be binding upon the Company, its successors and permitted assigns, and are for the benefit of the Acquiror, its successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Bill of Transfer and Assignment as of the date set forth above.

The Company:

CORNERSTONE ADVISORS, INC.


By: /s/ Glade M. Knight
-----------------------
Title: Chairman



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The Acquiror:

CORNERSTONE REALTY INCOME TRUST, INC.


By: /s/ Glade M. Knight
------------------------
Title: President



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